Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer of Somanta Pharmaceuticals, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended July 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 5, 2006

By:	/s/ Agamemnon A. Epenetos
Agamemnon A. Epenetos
Chief Executive Officer and President